Exhibit 10.1

SERVICE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made on the [•] of 2008

BETWEEN

Advertising Networks Limited (“Advertising Networks”), a company incorporated in Hong Kong, having its registered office at [•], Hong Kong.

AND

Li Shuangqing, a holder of ID No.370102195409290619 (“Consultant”), having his address is Unit 3-302, No.1 Building, No. 6 Qipan Street (east), Lixia District, Jinan City, Shandong province, PRC.

WHEREAS

(a)	Advertising Networks is a company engaged in investment and project management; advertising management and technical services.

(b)	The Consultant has experience and knowledge of offering investment management, financial, marketing, advertising management and technical consulting services.

(c)	Advertising Networks intends to engage the services of the Consultant to provide consulting services in accordance with the terms and conditions of this Agreement.

 (Advertising Networks and the Consultant are individually referred to as a “Party” and collectively the “Parties”).

NOW THEREFORE, the Parties hereby agree as follows:

1.	SCOPE OF SERVICES

1.1	Consultant shall provide Advertising Networks and its affiliates (“Company”) with the consulting services (“Services”) listed in the Appendix I of this Agreement.

2.	TERM

2.1	This Agreement shall be effective for an initial period of [2] years/months and shall be extended upon the mutual written consent of both Parties.

3.	CONSIDERATION

Service Agreement

3.1
In consideration of the Consultant’s agreement to render the Services, Advertising Networks shall pay the Consultant a quarterly service fee equivalent to [US$15,000] during the term of this Agreement (“Service Fees”), which may be subject to the adjustments and the right of suspension as provided hereunder. The Service Fees for each quarter shall be payable within [15] days of the following quarter to the Consultant.

3.2
All payments to be made by Advertising Networks to the Consultant in accordance with this Agreement shall be made free and clear of and without deduction for or on account of tax imposed by any jurisdiction. The Consultant shall be solely responsible for any taxes, fees or charges levied by any government authorities of any country arising from or in connection with the Services under this Agreement.

3.3
Except for the Service Fees under clause 3.1, and the expenses set out in clause 4, the Consultant shall not be entitled to any additional payment or any reimbursement of expenses (inclusive of any applicable tax and fees) arising out of or in connection with the Services.

4.	EXPENSES

4.1
Transportation and other expenses incurred by the Consultant in the course of the provision of the Services are reimbursable by Advertising Networks, provided always that such travel and accommodation arrangements and expenses are pre-approved by Advertising Networks.

4.2	The Consultant shall provide receipts for all expenses to Advertising Networks within 3 days after the receipt of the reimbursed expenses from Advertising Networks.

5.	CONSULTANT’S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Consultant represents, warrants and covenants to Advertising Networks   that:

5.1	The Services and all activities relating to the provision of Services will be performed by the Consultant;

5.2	The Services will be performed in a professional and competent manner;

Service Agreement

5.3	None of the Services nor any part of this Agreement is or will conflict with any obligation the Consultant may have to others at present or in the future;

5.4
There is no claim, lawsuit or any other legal or administrative action pending or threatened against the Consultant which may materially and adversely affect the Consultant’s capability to provide the Services;

5.5	The Consultant shall not create any liability or commitment on behalf of Advertising Networks without Advertising Networks’ prior written consent.

6.	INDEPENDENT CONTRACTOR
6.1	Nothing herein contained shall be construed or have effect as constituting the relationship of partners or of employer and employee between the Parties.

6.2	The Consultant acknowledges and confirms that: -

a)	he is an independent contractor (not an employee, partner or other agent of Advertising Networks or any Company) solely responsible for the manner in which Services are performed;

b)	he is solely responsible for all taxes, withholdings, and other statutory, regulatory or contractual obligations of any sort; and

c)
he  is not entitled to participate in any employee benefit plan, fringe benefit program, group insurance arrangement or similar programs of Advertising Networks or any Company and/ or any entitlements or benefits under the Employment Ordinance (Cap. 57) (including any subsidiary legislation) or any enactment amending or replacing that Ordinance.

6.2
Subject to this clause 6, Advertising Networks hereby provides its consent for the Consultant to represent that it is a consultant for Advertising Networks, provided always that the Consultant shall not represent that it is an employee or other agent of Advertising Networks or any Company.

7.	CONFIDENTIALITY

7.1
This Agreement shall be conditional upon the entry into a confidential agreement between the Parties, in the form and substance set out in Appendix II (“Confidential Agreement”). The Confidential Agreement shall constitute an integral part of this Agreement which shall survive the termination of this Agreement and shall continue to apply for an indefinite period of time.

Service Agreement

8.	TERMINATION

8.1	This Agreement shall be terminated automatically:

(a)	upon the agreement of the Parties;

(b)	by Advertising Networks if it provides the Consultant with a 15-day prior written notice of its decision to terminate this Agreement;

(c)
immediately upon notice in writing from one Party to the other Party, if the other Party is found to have breached a material term of the Agreement and has failed to rectify such breach within 15 days of receiving a written notice from such Party requiring it to do so; or

(d)	immediately upon notice in writing from one Party to the other Party, if the other Party becomes insolvent or subject to any liquidation, bankruptcy, receivership or reorganization process.

8.2	Any termination of this Agreement for any reason shall not affect any obligation or liability of the Parties accrued prior to the termination.

9.	MISCELLANEOUS

9.1
This Agreement constitutes the entire agreement and understanding between the Parties relative to the subject matter hereof. No amendment or supplement to this Agreement shall be made unless mutually agreed by the Parties.  An amendment or supplement to this Agreement shall only become effective if it is made in writing and signed by all Parties.

9.2
All notices and communications between the Parties shall be made in writing in the English or Chinese language and sent by fax, hand delivery (including courier service) or by a registered airmail letter to the appropriate correspondence address set forth below, unless notified otherwise in writing:

Service Agreement

Advertising Networks:

Address:	Suite A-2206, Chao Wai SOHO, No.6 B, Chaowai Street, Chaoyang District, Beijing

Telephone:	(86)-010-59002666
Fax:	(86)-010-59002666
Attention:	[•]

Consultant:	[•]

Address:	[•]
Tel:	[•]
Fax:	[•]
Attn:	[•]

9.3	The time of receipt of a notice or communication as referred to under this Agreement shall be deemed to be:

(a)
that which is set forth in the transmission journal, in the case of a fax transmission, unless such fax is sent after 5:00 pm on a business day in the place of receipt, in which event, the date of receipt shall be deemed to be the following business day in the place of receipt;

(b)	the time of signing of an acknowledgement receipt by the receiving Party in the case of delivery in person (including courier service); and

(c)	3 business days from that shown on the official postal receipt in the case of a registered airmail letter.

9.4	The execution, validity, interpretation and implementation of this Agreement and the settlement of any disputes hereunder, shall be governed by Hong Kong laws.

9.5	(a)
All disputes relating to or arising in connection with this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) in Hong Kong for arbitration and shall be conducted in accordance with the HKIAC rules. The award shall be final and binding on the parties hereto and enforceable in any court of competent jurisdiction.

(b)
The Parties undertake and agree that all arbitral proceedings conducted with reference to this clause shall be kept strictly confidential and all information disclosed in the course of such arbitral proceeding shall be used solely for the purpose of those proceedings.

Service Agreement

(c)	Notwithstanding the foregoing, nothing in this Agreement shall be deemed to limit the Parties' rights to enforce an arbitration award in any court of law.

9.6
If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will remain in full force and effect.

9.7
This Agreement and the Services proposed herein are exclusive to the Consultant and the Consultant shall not have the right or ability to assign, transfer or subcontract any rights or obligations under this Agreement without the prior written consent of Advertising Networks.  Any attempt to do so shall be void.

9.8	This Agreement is prepared in two (2) sets of originals with each set comprising an English version. Each Party will hold one (1) set of originals.

[The space below is intentionally left blank.]
Service Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorised signatories on the date first indicated above.

For and on behalf of

Advertising Networks Limited

Name	: Li Shuangqing
Title	:

Signature	:
Date	:

Kerry Proper

Signature	:
Date	:

Service Agreement

Appendix I
Service Scope

1.
Providing strategic co-operation proposals and recommending relevant partners to Advertising Networks or any of the Company, and assisting Advertising Networks or any of the Company to establish and develop cooperative relationships with such partners with respect to advertising businesses;

2.
Providing Advertising Networks or any of the Company with market development strategies, including but not limited to the design and improvement of Advertising Networks or any of the Company’s services and business model as well as strategic on its market position and brand-building;

3.
Training management personnel and providing management consultation services, including but not limited to regular business training for Advertising Networks or any of the Company 's management personnel and formulating realistic and effective solutions to existing problems in Advertising Networks or any of the Company 's business operations;

4.	Liaising with local government authorities in order to maintain a good relationship with them and to facilitate the expansion of Advertising Networks or any of the Company’s channels;

5.	Researching relevant industries and business areas; and

6.	Other consulting services per Advertising Networks or any of the Company’s instructions from time to time.

Appendix II

Confidential Agreement

Service Agreement

Service Agreement